SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 4, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry Into A Material Definitive Agreement

On April 4, 2008, we, our subsidiaries and PNC Bank, National Association (“PNC”), entered into an amendment to our Revolving Credit, Termination and Security Agreement (“Loan Agreement”). This amendment amended and modified the method of calculating the fixed charge coverage ratio covenant contained in the Loan Agreement. Under the amendment, during the first three quarters of 2008 the fixed charge coverage ratio will not be calculated on a rolling twelve month period but will be calculated on a build-up basis for fiscal year 2008. Under the amendment, the first fiscal quarter calculation will cover the first three months of 2008, the second fiscal quarter of 2008 calculation will cover the first six months, the third fiscal quarter of 2008 will cover the first nine months and the fourth fiscal quarter of 2008 calculation (and all subsequent fiscal quarters thereafter) will cover twelve months. In addition, under the amendment the $2.5 million add back to EBITDA for a one time charge incurred in 2007 has been eliminated. With receipt of this amendment and based on our projections, we believe we are now able to demonstrate that we will be able to comply with the fixed charge coverage ratio contained in our Loan Agreement during 2008.

Prior to receipt of the amendment, as discussed in our 2007 Form 10-K (“2007 10-K”), we were not able to demonstrate that we could comply with the fixed charge coverage ratio in our Loan Agreement as of the end of the first and second quarters of 2008. As a result, approximately $11.4 million of long-term debt was reclassified to current. We reported a working capital deficit of approximately $17.2 million and certain of our lenders had the ability to accelerate our indebtedness under our credit facilities. As a result, our independent registered public accounting firm included a “going concern” paragraph in their report covering our 2007 financial statements.

This Item contains certain forward-looking statements. All statements in this Item, other than statements of historical facts, are forward-looking statements and are subject to known and unknown risks, uncertainties and other factors which could cause actual results to differ materially from such statements. Such forward-looking statements in this Item include, without limitation, that we believe that we are now able to demonstrate that we will be able to comply with the fixed charge coverage ratio contained in our Loan Agreement. While we believe the expectation reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this Item, including, but not limited to, those factors listed in the Special Note Regarding Forward-Looking Statements contained in our 2007 10-K.

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition

On April 8, 2008, the Company issued a press release pursuant to the requirements of the Nasdaq that the report of its independent registered public accounting firm relating to our 2007 financial statements contained a “going concern” paragraph. In addition the press release reported that the Company had received the amendment to its loan agreement discussed in Item 1.01 above. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information combined in this Item 2.02 of this Form 8-K and Exhibit 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (as amended), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (as amended), except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Amendment No. 10 to Revolving Credit, Term Loan and Security Agreement
99.2	Press Release dated April 8, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:  /s/ Steven T. Baughman

Steven T. Baughman
Vice President and Chief Financial Officer